Exhibit 4.1

NINTH AMENDMENT TO THE
REVOLVING CREDIT AGREEMENT

THIS NINTH AMENDMENT to the REVOLVING CREDIT AGREEMENT, dated as of this 26th day of September, 2008 (the “Ninth Amendment”), is entered into in connection with and as an amendment to that certain Revolving Credit Agreement, dated as of March 10, 2003, as amended by that First Amendment, dated as of August 31, 2003, as further amended by that Second Amendment, dated as of February 27, 2004, as further amended by that Third Amendment, dated as of August 30, 2004, as further amended by that Fourth Amendment dated as of August 29, 2005, as further amended by that Fifth Amendment dated as of August 29, 2006, as further amended by that Sixth Amendment dated as of August 29, 2007, as further amended by that Seventh Amendment dated as of March 31, 2008, as further amended by that Eighth Amendment dated as of August 29, 2008, and as further amended, restated or modified from time to time, by and between First National Bank of Omaha (the “Bank”) and Ballantyne of Omaha, Inc. (the “Borrower”) (the “Credit Agreement”). All capitalized terms used but not otherwise defined herein shall have their respective meanings as prescribed in the Credit Agreement.

WHEREAS, the maturity date for the Interim Revolving Credit Facility pursuant to the Credit Agreement is currently March 30, 2009; and

WHEREAS, the Borrower and the Bank desire to extend the maturity date of the Interim Revolving Credit Facility to August 30, 2009 and to make certain other amendments to the Credit Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree that as of the date hereof:

1.           The following definition in Article I of the Credit Agreement is hereby amended to read as follows:

Interim Facility Termination Date: August 30, 2009, or such later date as is approved in writing by FNBO.

2.           The following definition in Article I of the Credit Agreement is hereby amended to read as follows:

Interim Facility Commitment: The lesser of (i) $9,400,000 or (ii) 80% of the par value of investments held in the Pledged Account.

3.           This Ninth Amendment shall not affect any and all amounts and obligations that may be outstanding from the Borrower to the Bank under the Credit Agreement, and all such obligations remain secured by the Collateral.

4.           The Borrower hereby represents that on and as of the date hereof and after giving effect to this Ninth Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of the date hereof, except for changes permitted by the terms of the Credit Agreement and (b) there exists no Event of Default under the Credit Agreement as of the date hereof.

5.           This Ninth Amendment may be executed in several counterparts, and such counterparts together shall constitute one and the same instrument.

6.           Except as expressly agreed herein, all terms of the Credit Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Ninth Amendment to be executed as of the day and year first above written.

BANK:

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Marc Wisdom
Name:	Marc Wisdom
Title:	Vice President

BORROWER:

BALLANTYNE OF OMAHA, INC.

By:	/s/ John P. Wilmers
Name:	John P. Wilmers
Title:	President & CEO

Each of the undersigned guarantors hereby acknowledges the Ninth Amendment, reaffirms its obligations under the Guaranty and other Guarantor Documents previously delivered, and acknowledges and agrees that the “Obligations” under the Guaranty includes all of the obligations of the Borrower to the Bank now or heareafter existing under the Credit Agreement, as amended by the Ninth Amendment.

STRONG DIGITAL SYSTEMS, INC.		STRONG TECHNICAL SERVICES, INC.

By:	/s/ John P. Wilmers	By:	/s/ John P. Wilmers
Name:	John P. Wilmers	Name:	John P. Wilmers
Title:	President	Title:	President

STRONG WESTREX, INC.

By:	/s/ John P. Wilmers
Name:	John P. Wilmers
Title:	President